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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. on Form S-8 (File Nos. 33-67994, 33-67996, 33-89490, 33-89492, 33-98820, 333-09481, 333-36983, 333-60439, and 333-62993) and Form S-3
(File Nos. 333-47133 and 333-58353) of our reports dated April 7, 1999 (except
Note 16 as to which the date is April 25, 1999), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. and subsidiaries for the year ended February 28, 1999.

/s/ Deloitte & Touche LLP

Washington, DC
June 14, 1999